AUTHORIZATION FOR ATTORNEY-IN-FACT TO SIGN REGISTRATION STATEMENT ON BEHALF OF
    PRESIDENT (CHIEF EXECUTIVE OFFICER) AND TREASURER, CONTROLLER AND CHIEF
                               FINANCIAL OFFICER


VOTED:          That the President (Chief Executive Officer) and the Treasurer,
               Controller and Chief Financial Officer of The Advisors' Inner Circle Fund (the "Trust") are granted the authority to execute a power of attorney in favor of other appropriate persons, as determined by such officers, for the purpose of signing the Trust's registration statements on Forms N-1A or N-14 and any amendments thereto.